Exhibit 16.1

ANDERSEN

Office of the Chief Accountant
Securities and Exchange Commission		Arthur Andersen LLP
450 Fifth Street, N.W.		Suite 1300
Washington, DC 20549		711 Louisiana Street
Houston, TX 77002-2786
June 10, 2002
Tel 713 237 2323
Re:	U S Liquids Inc.	Fax 713 237 2786

www.andersen.com

Ladies and Gentlemen:

We have read Item 4 in the Form 8-K dated June 10, 2002 of U S Liquids Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to:

Mr. Earl J. Blackwell
Chief Financial Officer,
Senior Vice President and Secretary
U S Liquids Inc.
411 N. Sam Houston Parkway East, Suite 400
Houston, Texas 77060-3545